CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 6, 1998, in the Registration Statement (Form SB-2 No. 333-33019) and related Prospectus of Royal Aloha Development Company for the registration of $9,200,000 of its 13% Eight Year Deferred Interest Subordinated Notes.


                                                  /s/ Ernst & Young  LLP

                                                  Ernst & Young LLP


Honolulu, Hawaii
May 22, 1998